Exhibit 10.2

ALLONGE TO PROMISSORY NOTE

THIS ALLONGE, made as of September 27, 2007 by Pineapple House of Brevard, Inc., a Delaware corporation (the “Borrower”) and consented to by The Goldfield Corporation and Southeast Power Corporation (collectively the “Guarantors); is to be attached to and made a part of that certain Promissory Note dated November 18, 2005, made by Borrower to Branch Banking and Trust Company (the “Lender”) in the principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) (the “Note”) which Note is as therein set forth.

WHEREAS, there is due and owing under the above-described Note the principal sum of $6,292,199.15; and

WHEREAS, Borrower and Lender desire to amend the Note.

NOW, THEREFORE, the Promissory Note dated November 18, 2005 is amended as follows:

REPAYMENT. Interest only on the outstanding principal balance of the Note shall be payable monthly, commencing October 18, 2007, and continuing on the same day of each and every consecutive month thereafter until November 18, 2008, on which date the entire principal sum outstanding under this Note plus accrued interest shall become due and payable (the “Maturity Date”).

All other terms and conditions of said Promissory Note remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this document the year first above written.

BORROWER:
Pineapple House of Brevard, Inc.

By:  /s/ Stephen R. Wherry
        Stephen R. Wherry, Vice President

GUARANTOR:                                                                     GUARANTOR:
The Goldfield Corporation                                                  Southeast Power Corporation

By:  /s/ Stephen R. Wherry                                               By:  /s/ Stephen R. Wherry
Stephen R. Wherry, Senior Vice                                               Stephen R. Wherry, Treasurer
President
LENDER:
Branch Banking & Trust Co.

By:  /s/ Lori A. Baldwin
                       Lori A. Baldwin, Vice President